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                                                                   Exhibit 10.25

                          CONCORD COMMUNICATIONS, INC.

                                    Employee

                         Non-Qualified Option Agreement

1.    Grant Under 1997 Stock Plan

      This Option Agreement is effective only when attached to a Notice of Grant of Stock Options (the "Notice") signed on behalf of Concord Communications, Inc. (the "Company") and by the option holder (the "Employee"). The option granted under the Notice (the "Option") is granted pursuant to and is governed by the Company's 1997 Stock Plan (the e Plan") and , unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists on this date. In the event of any inconsistency or conflict between this Agreement and the Plan, the terms of the Plan shall govern. This option shall not be treated as an incentive stock option.

2.    Other Options

      This Option is in addition to any other Options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another Option.

3.    Extent of Option if Employment Continues

      If the Employee continues to be employed by the Company on the date(s) described in the Notice, the Employee may exercise the Option for the number of shares indicated. Shares which vest "quarterly" vest in equal installments as of the end of each three-month period during the interval described in the Notice.

      The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the time of Expiration set forth in the Notice. All of the foregoing rights are subject to Sections 4 and 5 of this Agreement, as appropriate, if the Employee ceases to be employed by the Company or becomes disabled or dies while in the employ of the Company.

      In the event that the Company becomes a party to a merger, consolidation, reorganization or similar corporate transaction in which the Company is not, in effect, the acquiring corporation, or which is not solely a consolidation with the Company's parent, or shall determine to liquidate or dissolve, the Company agrees to so advise the Employee in writing, and upon the giving of such notice, the "Full Vest" date(s) set forth in the Notice

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      shall be reduced by eighteen (18) months, but in no event to a date earlier than the date of grant of the Option.

      4.    Termination of Employment

      If the Employee ceases to be employed by the Company other than by reason of death or disability, the Option shall terminate after the passage of sixty (60) days from the date employment ceases, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of the Option.

      5.    Death or Disability

      If the Employee dies while in the employ of the Company, the Option may be exercised, to the extent of the number of shares with respect to which the Employee could have exercised it on the date of his death, by his estate, personal representative, or beneficiary to whom the Option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date. If the Employee ceases to be employed by the Company by reason of his disability (as defined in the Plan), the Option may be exercised to the extent of the number of shares with respect to which he could have exercised it on the date of the termination of his employment, at any time within 180 days after such termination, but not later than the scheduled expiration date. At the expiration of such 180 day period or the scheduled expiration date, whichever is the earlier, the Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

      6.    Partial Exercise

      Exercise of the Option up to the extent stated in the Notice of Grant may be made in part at any time and from time to time within the above limits, except that the Option may not be exercised for a fraction of a share.

      7.    Agreement to Purchase for Investment

      By acceptance of the Option, the Employee agrees that a purchase of shares under the Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Employee agrees if requested to sign a certificate to such effect at the time of exercising the Option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act and with any applicable state securities laws.


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      8.    Method of Exercising Option

            (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice and payment have been received.

            (b) The Option price shall be paid in cash or by check or, with the consent of the Committee in its sole discretion, in the following manner:

                  (i) subject to Section 8(c) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

                  (ii) by delivery of the Employee's personal recourse note bearing interest payable not less than annually at the rate set forth in the Plan; or

                  (iii) by any combination of the foregoing.

            (c) If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of option shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the option shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

            (d) The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be


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      accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

      9.    Option Not Transferable

      The Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime, only the Employee can exercise the Option.

      10.   No Obligation to Exercise Option

      The grant and acceptance of the Option imposes no obligation on the Employee to exercise it.

      11.   No Obligation to Continue Employment

      The Company is not by the Plan or the Option obligated to continue the Employee in employment.

      12.   No Rights as Stockholder Until Exercise

      The Employee shall have no rights as a stockholder with respect to shares subject to the Option until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

      13.   Withholding Taxes

      If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to the Option, the Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of the Option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

      14.   Arbitration


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      Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

      15.   Provision of Documentation to Employee

      By signing the Notice the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

      16.   Miscellaneous

            (a) Notices. All communications hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth in the Notice. The addresses for such communications may be changed from time to time by written notice given in the manner provided for herein.

            (b) Entire Agreement; Modification. The Notice and this Agreement constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

            (c) Severability. The invalidity, illegality or unenforceability of any provision of the Notice or this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

            (d) Successors and Assigns. The Notice and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in
      Section 9 hereof.

            (e) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts.